SUBSIDIARIES AND AFFILIATES OF IMO INDUSTRIES INC.

                                                    STATE OR
                                                   COUNTRY OF
                                                  INCORPORATION
           NAME                                  OR ORGANIZATION

IMO INDUSTRIES (UK) LIMITED..........................ENGLAND
      BAIRD ATOMIC LTD...............................ENGLAND
      MORSE CONTROLS LIMITED.........................ENGLAND
        MORSE CONTROLS AB............................SWEDEN
        RMH CONTROLS LIMITED.........................ENGLAND
        MORSE CONTROLS PTY. LTD......................NEW SOUTH WALES
           MORSE CONTROLS (NZ) LIMITED...............NEW ZEALAND
           TELEFLEX-MORSE (N.Z.) LTD.................NEW ZEALAND
        IMO INDUSTRIES PENSION TRUSTEE LIMITED.......ENGLAND
        BOSTON GEAR COMPANY LIMITED..................ENGLAND
        TELEFLEX LIMITED.............................ENGLAND
        TELEFLEX MORSE LTD...........................ENGLAND
      IMO INDUSTRIES LIMITED.........................ENGLAND
IMO INDUSTRIES GmbH..................................GERMANY
MORSE CONTROLS SARL..................................FRANCE
MORSE CONTROLS S.L. .................................SPAIN
IMO INDUSTRIES PTE LTD...............................SINGAPORE
NHK MORSE CO., LTD...................................JAPAN (1)
        NHK JABSCO CO., LTD..........................JAPAN (2)
IMO AB...............................................SWEDEN
        IMO-PUMPEN AG................................SWITZERLAND
        IMO GRESHAM PUMPS (INDIA) LTD................INDIA (3)
        IMO POMPES S.A...............................FRANCE
IMO-PUMPEN GmbH......................................GERMANY
IMO INDUSTRIES (CANADA) INC..........................CANADA
DELSALESCO, INC......................................U.S. VIRGIN ISLANDS
IMOVEST INC..........................................DELAWARE
BAIRD CORPORATION....................................MASSACHUSETTS
      LABTEST EQUIPMENT COMPANY......................CALIFORNIA
INCOM TRANSPORTATION, INC............................DELAWARE
BOSTON GEAR INDUSTRIES OF CANADA INC.................CANADA
VHC INC..............................................TEXAS
      VARO TECHNOLOGY CENTER, INC....................TEXAS
      VARO TECHNOLOGY CENTER JOINT VENTURE...........TEXAS (4)
      TURBODEL INC...................................TEXAS
        TRIPOWER VENTURE.............................TEXAS (5)
      APPLIED OPTICS CENTER CORPORATION..............MASSACHUSETTS
      ITT AND VARO, A JOINT VENTURE..................TEXAS (6)
      KEI LASER, INC.................................MARYLAND
      OPTIC-ELECTRONIC INTERNATIONAL, INC............TEXAS
WARREN PUMPS INC.....................................DELAWARE
DELTEX SERVICE INC...................................TEXAS
SHANGHAI DONG FENG MORSE CONTROL CABLE CO., LTD......CHINA (1)
BOMBAS IMO DE VENEZUELA C.V..........................VENEZUELA


(1)   50%  owned by Imo Industries Inc.
(2)   50% owned by NHK Morse Co., Ltd.
(3)   40% owned by IMO AB
(4)   50% owned by Varo Technology Center, Inc. and 50% owned by VHC Inc.
(5)   50% owned by Turbodel Inc.
(6)   50% owned by VHC Inc.